KINETICS MUTUAL FUNDS, INC. and KINETICS PORTFOLIOS TRUST
SEVENTH AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS SEVENTH AMENDMENT dated as of this 15th day of October, 2008, to the Transfer Agent Servicing Agreement, dated as of January 1, 2002, as amended March 7, 2002, July 24, 2002, December 13, 2005, December 15, 2006, March 5, 2007 and December 6, 2007, is entered into by and among Kinetics Mutual Funds, Inc., a Maryland corporation, Kinetics Portfolios Trust, a Delaware business trust and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company.

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement dated as of January 1, 2002, as previously amended (the “Agreement”); and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 12 of the Agreements allows for its amendment by a written instrument executed by the parties;

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KINETICS MUTUAL FUNDS, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Leonid Polyakov	By:	/s/ Ian Martin
Name:	Leonid Polyakov	Name:	Ian Martin
Title:	Treasurer	Title:	Executive Vice President

KINETICS PORTFOLIOS TRUST

By:	/s/ Leonid Polyakov
Name:	Leonid Polyakov
Title:	Treasurer

Transfer Agent and Shareholder Servicing
Annual Fee Schedule

Exhibit A to the Transfer Agent Servicing Agreement –  Kinetics Mutual Funds, Inc, and Kinetics
Portfolios Trust

at October, 2008

Separate Series of Kinetics Mutual Funds, Inc.
Name of Series
The Internet Fund - No Load Class
The Internet Fund - Advisor Class A
The Internet Fund - Advisor Class C
The Internet Fund - Institutional Class
The Global Fund - No Load Class
The Global Fund -Advisor Class A
The Global Fund - Advisor Class C
The Global Fund - Institutional Class
The Paradigm Fund - No Load Class
The Paradigm Fund - Advisor Class A
The Paradigm Fund - Advisor Class C
The Paradigm Fund - Institutional Class
The Medical Fund -No Load Class
The Medical Fund - Advisor Class A
The Medical Fund - Advisor Class C
The Medical Fund - Institutional Class
The Small Cap Opportunities Fund - No Load Class
The Small Cap Opportunities Fund - Advisor Class A
The Small Cap Opportunities Fund - Advisor Class C
The Small Cap Opportunities Fund - Institutional Class
The Kinetics Government Money Market Fund - No Load Class
The Market Opportunities Fund -No Load Class
The Market Opportunities Fund - Advisor Class A
The Market Opportunities Fund - Advisor Class C
The Market Opportunities Fund - Institutional Class
The Water Infrastructure Fund --No Load Class
The Water Infrastructure Fund - Advisor Class A
The Water Infrastructure Fund - Advisor Class C
The Water Infrastructure Fund - Institutional Class
The Multi-Disciplinary Fund - No Load Class
The Multi-Disciplinary Fund - Advisor Class A
The Multi-Disciplinary Fund - Advisor Class C
The Multi-Disciplinary Fund - Institutional Class

Annual Fee
$___ per shareholder account - no load fund
$___ per shareholder account - load fund
$___ per shareholder account - money market fund
$___ per Level 3 NSCC account
$___ per closed account
Minimum annual fee of $____ per class

Exhibit A (continued) to the Transfer Agent Agreement of Kinetics Mutual Funds, Inc.
and Kinetics Portfolios Trust (at October, 2008)

Extraordinary Services
New Fund Programming
Fund Group Setup $___ per fund group
Fund Addition to Existing Group $___ per fund
Additional Classes of Existing Fund $___ per class

Plus Out-of-Pocket Expenses, including but not limited to:
Telephone – tollfree lines Retention of records
Postage Microfilm/fiche of records
Programming Special reports
Stationary/envelopes ACH fees
Mailing NSCC charges
Insurance All other out-of-pocket expenses
Proxies

ACH Shareholder Services
$___ per month per fund group
$___ per account setup and/or change
$___ per item for AIP purchases
$___ per item for EFT payments and purchases
$___ per correction, reversal, return item

File Transfer - $__/month and $__/record

Dealer Reclaim Services - Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
•	$___ per fund group per month

Service Charges to Investors
Qualified Plan Fees (Billed to Investors) *
Annual maintenance fee per account $ ___ / acct. (Cap at $___ per SSN)
Education IRA $ ___ / acct. (Cap at $___ /per SSN)
Transfer to successor trustee $ ___ / trans.
Distribution to participant $ ___ / trans. (Exclusive of SWP)
Refund of excess contribution $ ___ / trans.

Additional Shareholder Fees (Billed to Investors)
Any outgoing wire transfer $ ___ / wire
Telephone exchange $ ___ / exch.
Return check fee $ ___ / item
Stop payment $ ___ / stop
Additional Programming $ ___ / hour
(Liquidation, dividend, draft check)
Research fee $ ___ / item

(For requested items of the second calendar year [or previous] to the request)(Cap at $___)
Fees and out-of-pocket expenses are billed to the fund monthly.